Filed pursuant to Rule 433(d)
Registration Statement #: 333-132042

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

$585,242,000
 (Approximate)

(Sponsor, Seller & Servicer)

Preliminary Term Sheet

Home Equity Mortgage Loan Asset-Backed Trust,
Series INDS 2006-2B
(Issuing Entity)

IndyMac MBS, Inc.
(Depositor)

Financial Guaranty Insurance Company (“FGIC”)
(Certificate Insurer)

Radian Insurance Inc.
(Pool Insurer)

September 12, 2006

Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2006-2B

Filed pursuant to Rule 433(d)
Registration Statement #: 333-132042

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

COMPUTATIONAL MATERIALS

The attached information contains certain tables and other statistical analyses (the "Computational Materials") that have been prepared by UBS Securities LLC. Numerous assumptions (including preliminary assumptions about the pool assets and structure) were used in preparing the Computational Materials that may or may not be reflected herein. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

IndyMac Bank, F.S.B. Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2006-2B $585,242,000 (Approximate)

Structure Overview

Class(1)	Class Certificate Balance(2)	Certificate Type	Expected WAL (yr) Call(3)/ Maturity(4)	Expected Principal Window Call(3) / Maturity(4)	Final Scheduled Distribution Date (5)	Expected Ratings (S / M)
A(6)	$585,242,000	FLT / SR	1.92 / 1.92	1-62 / 1-62	October 2036	AAA / Aaa

(1)	The Class A Certificates will be subject to the Net WAC Cap as described herein.
(2)	Subject to a variance of +/- 10%.
(3)	To 10% Optional Termination at the Pricing Speed.
(4)	To maturity at the Pricing Speed.
(5)	The Final Scheduled Distribution Date is October 2036. This date represents the Distribution Date occurring in the first month following the maturity date of the latest maturing Mortgage Loan.
(6)
Beginning with the first Distribution Date after the Optional Termination Date, the certificate margin for the Class A Certificates will increase to two times (2x) such Certificate’s initial certificate margin.

Pricing Speed
Fixed-Rate Mortgage Loans:	15% CPR in month 1, building linearly to 35% CPR over 12 months.

Transaction Overview
Issuing Entity:	Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2006-2B.
Depositor:	IndyMac MBS, Inc.
Sponsor, Seller and Servicer:	IndyMac Bank, F.S.B.
Lead Underwriters:	UBS Securities LLC and Bear, Stearns & Co., Inc.
Co-Managers:	Goldman, Sachs & Co., Lehman Brothers, Inc., Merrill Lynch and IndyMac Securities Corp.
Trustee / Custodian:	Deutsche Bank National Trust Company.
Certificate Insurer:	Financial Guaranty Insurance Company (“FGIC”).
Swap Provider:	Bear Stearns Financial Products, Inc.
Pool Insurer:	Radian Insurance Inc. (“Radian”), a Pennsylvania insurance company, will issue a mortgage pool insurance policy (the “Pool Policy”). Radian is rated “AA” by S&P and “Aa3” by Moody’s).
Offered Certificates:	The Class A Certificates (the “Offered Certificates”).
Non-Offered Certificates:	The Class C Certificates and Class R Certificates.
Expected Pricing Date:	The week of September 11, 2006.
Expected Closing Date:	On or about September [18], 2006.
Cut-off Date:	September 1, 2006.
Record Date:	With respect to the Certificates, the close of business on the business day immediately preceding the related Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day), commencing in October 2006.
Determination Date:	With respect to any Distribution Date, the 18th day of the month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 18th day.
Remittance Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs, and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the period commencing on the sixteenth day of the month immediately preceding the month in which such Distribution Date occurs, (or, in the case of the first Distribution Date, September 1, 2006) and ending on the fifteenth day of the month in which such Distribution Date occurs.

Transaction Overview (Continued)
Interest Accrual Period:
With respect to the first Distribution Date, interest will accrue from the Closing Date to and including the day prior to the first Distribution Date. With respect to any Distribution Date thereafter, interest will accrue during the period from and including the preceding Distribution Date to and including the day prior to the current Distribution Date. Interest will accrue on the Certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. The Certificates will settle flat (no accrued interest).

Mortgage Loans:
On the Closing Date a pool of fixed-rate, second lien, residential, closed-end, prime and subprime mortgage loans (the “Mortgage Loans”) will be delivered to the trust.

The information set forth herein, unless otherwise stated, is calculated as of the Cut-Off Date with respect to a pool of Mortgage Loans expected to be delivered to the trust on the Closing Date (the “Mortgage Loan Pool”). The Mortgage Loan Pool consists of 9,470 Mortgage Loans with an aggregate stated principal balance as of the Cut-Off Date of approximately $585,242,580 (the “Cut-off Date Balance”).

Servicing Fee Rate:	0.500% per annum.
Trustee Fee Rate:	0.0065% per annum.
Optional Termination:
The Servicer will be permitted to purchase all of the Mortgage Loans and REO properties and retire the Class A Certificates on or after the Optional Termination Date. If the Servicer fails to exercise such option and any portion of the Class A Certificates remains outstanding, the Certificate Insurer has the right to exercise such Optional Termination. The Optional Termination may not be exercised without the consent of the Certificate Insurer if it would result in a draw on the Certificate Insurance Policy or if any amount owed to the Certificate Insurer remains unpaid.

Optional Termination Date:
The first Distribution Date on which the aggregate stated principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than 10% of the Cut-off Date Balance.

Minimum Denominations:	$100,000 and integral multiples of $1 in excess thereof.
Taxation:	The Issuing Entity will be established as one or more REMICs for federal income tax purposes.
Form of Registration:
It is expected that delivery of the certificates will be made in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company, which may include delivery through Clearstream, Société Anonyme or Euroclear System.

ERISA Considerations:
The Class A Certificates may be purchased by plans or persons using plan assets. During the period that the supplemental interest trust (which holds the Swap Agreement) is outstanding, plan investors will be required to represent that they have available certain exemptions based upon the identity of the plan or the fiduciary making the investment decisions on behalf of the plan.

SMMEA Eligibility:	The Offered Certificates are not expected to be SMMEA eligible.

Credit Enhancement
Credit Enhancement:	1) FGIC will unconditionally guarantee timely distribution of interest on, and ultimate distribution of principal of, the Class A Certificates.
2) Pool Policy.
3) Overcollateralization, as described herein.
4) Excess cashflow.

Overcollateralization Amount:
The Overcollateralization Amount (the “OC") with respect to any Distribution Date will be the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Remittance Period over (b) the Class Certificate Balance of the Class A Certificates (after taking into account the distribution of principal on such Distribution Date).

Available Funds:
With respect to any Distribution Date, the excess of (x) the sum of (i) amounts collected or advanced on the Mortgage Loans during the related Remittance Period and Prepayment Period (net of the Servicing Fee, the Trustee Fee and Certificate Insurer Fee) and (ii) amounts paid by the Pool Policy, if any, less (y) the sum of (i) any Net Swap Payments paid by the trust and (ii) any Swap Termination Payment (other than certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider).

Total Monthly Excess Spread:
With respect to any Distribution Date, the excess of Available Funds over amounts distributed to certificate holders as interest and principal (assuming for this purpose only that the Extra Principal Distribution Amount for that Distribution Date is equal to zero) pursuant to the “Interest Distribution Priority” and “Principal Distribution Priority” described herein.

Pool Policy:
The Pool Policy will cover [97.50%] of the Mortgage Loans (the “Covered Mortgage Loans”) as of the Cut-off Date. It will provide loss coverage for Realized Losses, once such Realized Losses reach 9.50% of the aggregate Cut-off Date Principal Balance of the Covered Mortgage Loans, up to a limit of 14.60% of the aggregate Cut-off Date Principal Balance of the Covered Mortgage Loans.

Coverage under the Pool Policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices, reports, compliance with certain representations and warranties. As a result, coverage under the Pool Policy may be denied or limited on covered Mortgage Loans.
The Pool Insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted Covered Mortgage Loans. Under the Pool Policy, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within [60] days thereafter. To the extent the Servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances may reduce the amount of liquidation proceeds available for distribution to certificateholders.

Swap Agreement
Swap Agreement:
On the Closing Date, the Trustee, acting on behalf of a separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”), will enter into a Swap Agreement with a swap provider (the “Swap Provider”) with an initial notional amount of approximately $585,242,580. Under the Swap Agreement, on or prior to each Distribution Date commencing with the Distribution Date in October 2006 and ending with the Distribution Date in [September 2013], the Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Provider a fixed amount equal to the product of (i) 5.479% (per annum), (ii) the lesser of (x) the scheduled notional amount for such Distribution Date as set forth in the Swap Agreement, and (y) the aggregate principal balance of the Mortgage Loans on the first day of the related Due Period (such lesser amount, the “Swap Notional Amount”) and (iii) a fraction, the numerator of which is 30, or for the first Distribution Date, the number of days elapsed from and including the effective date (as described in the Swap Agreement) to but excluding the first Distribution Date (determined on a 30/360 basis), and the denominator of which is 360, and the supplemental interest trust will be entitled to receive from the Swap Provider, for the benefit of the certificateholders, a floating amount equal to the product of (i) One-Month LIBOR (as determined pursuant to the Swap Agreement), (ii) the lesser of (x) the scheduled notional amount for such Distribution Date as set forth in the Swap Agreement, and (y) the aggregate principal balance of the Mortgage Loans on the first day of the related Due Period (such lesser amount, the “Swap Notional Amount”) and (iii) a fraction, the numerator of which is equal to the actual number of days in the related Accrual Period and the denominator of which is 360.

Only the net amount of the foregoing obligations between the Swap Provider and Trustee, on behalf of the Supplemental Interest Trust, referred to as a “Net Swap Payment”, will be paid by the appropriate party. To the extent that the Trustee, on behalf of the Supplemental Interest Trust, is obligated to make a Net Swap Payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a net payment to the Supplemental Interest Trust for payment to the Swap Provider.

The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be required to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement based on conditions at the time of termination. In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders (other than in the case of a Swap Termination Payment due to a Swap Provider trigger event).

Swap Agreement (continued)
Swap Agreement Distribution:	On each Distribution Date, amounts deposited into the Supplemental Interest Trust for distribution to the Swap Provider will be distributed in the following order of priority:
(i) to pay any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii) to pay any Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement and not previously paid; and
(iii) to pay any Swap Termination Payment caused by a Swap Provider trigger event owed to the Swap Provider pursuant to the Swap Agreement and not previously paid.

On each Distribution Date, any Net Swap Payment received from the Swap Provider and deposited into the Supplemental Interest Trust for distribution to the Offered Certificates will be distributed on such Distribution Date, after all other distributions have been made (other than distributions of amounts paid under the Certificate Insurance Policy), in the following order of priority:

(i) to pay any unpaid interest on the Class A Certificates, including any accrued unpaid interest from prior Distribution Dates after taking into account amounts received from excess cashflows,
(ii) to the Certificate Insurer, any amounts owed to it under the insurance agreement ;
(iii) to the holders of the Class A Certificates until the Certificate Principal Balance thereof has been reduced to zero; and
(iv) to pay any Net WAC Cap Carryforward Amount on the Class A Certificates remaining unpaid after taking into account amounts received from excess cashflows.

Notwithstanding any of the foregoing, the cumulative aggregate amount paid under clause (iii) above on such Distribution Date, when added to the aggregate amount distributed under clause (iii) above on all prior Distribution Dates, will not be permitted to exceed the cumulative aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period (reduced by the aggregate amount of subsequent recoveries received since the Cut-off Date through the last day of the related Prepayment Period). Any amounts remaining after clause (iv) above that would otherwise be distributable from the Supplemental Interest Trust on any Distribution Date under clause (iii) above, but for the foregoing proviso, will be returned to the Supplemental Interest Trust and will be included in amounts available for distribution from the Supplemental Interest Trust on the next succeeding Distribution Date, subject to the foregoing proviso in the case of amounts to be distributed under clause (iii) above.

Distribution of Interest
Pass-Through Rate:	With respect to the Class A Certificates on any Distribution Date, the lesser of (a) the Formula Rate for such Distribution Date and (b) the Net WAC Cap for such Distribution Date.
Formula Rate:
With respect to the Certificates and any Distribution Date, 1-Month LIBOR as of the related LIBOR Determination Date plus the certificate margin. Beginning with the first Distribution Date after the Optional Termination Date, the certificate margin for the Class A Certificates will increase to two times (2x) such Certificate’s initial certificate margin.

Accrued Certificate Interest:
With respect to the Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the Class Certificate Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), by any prepayment interest shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, in each case to the extent such shortfalls are not offset by interest accrued on the Class C Certificates.

Unpaid Interest Amounts:
With respect to the Certificates on any Distribution Date, the sum of (i) the excess of (A) the Accrued Certificate Interest with respect to the prior Distribution Date, plus any undistributed Unpaid Interest Amounts from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess accrued at the Pass-Through Rate.

Compensating Interest:
The Servicer will fund an amount equal to: the lesser of (i) prepayment interest shortfalls during the related Prepayment Period and (ii) the product of (a) [0.125]% multiplied by (b) one-twelfth multiplied by (c) the aggregate stated principal balance of the Mortgage Loans as of the first day of the prior month, after giving effect to scheduled payments on such first day of the prior month. The Certificate Insurer will not cover unpaid prepayment interest shortfalls.

Basis Risk Shortfall:
Because the Mortgage Loans are fixed rate, and because the Pass-Through Rate on the Class A Certificates is calculated based on One-Month LIBOR, the application of the Net WAC Cap can result in Basis Risk Shortfalls on the Certificates in certain periods.

To mitigate the risk of such Basis Risk Shortfalls, the Class A Certificates will benefit from the Swap Agreement for so long as such Swap Agreement is outstanding. The notional schedule for the Swap Agreement is available at the end of this Term Sheet.

Net WAC Cap:
For any Distribution Date and the Certificates, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans minus an amount, expressed as a per annum rate on the Mortgage Loans, equal to the sum of (x) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the Mortgage Loans and (y) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Supplemental Interest Trust, divided by the outstanding principal balance of the Mortgage Loans multiplied by 12 minus, the Certificate Insurer Fee Rate multiplied by a fraction, the numerator of which is the Class Certificate Balance of the Class A Certificates and the denominator of which is the outstanding principal balance of the Mortgage Loans.

Distribution of Interest (continued)
Expense Adjusted Net Mortgage Rate:
For any Distribution Date and a Mortgage Loan will be the per annum rate equal to the mortgage rate of such mortgage loan as of the first day of the month preceding the month in which the Distribution Date occurs minus the Expense Fee Rate.

Expense Fee Rate:	For any Distribution Date will equal the sum of the Servicing Fee Rate and the Trustee Fee Rate which will be 0.5065% per annum.
Net WAC Cap Carryforward Amount:
For any Distribution Date (i) the excess of (a) the amount of interest that would have accrued for such Distribution Date had the Pass-Through Rate not been subject to the Net WAC Cap, over (b) the amount of interest accrued for such Distribution Date based on the Net WAC Cap, and (ii) the undistributed portion of any such amounts from the prior Distribution Date and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Cap. The Net WAC Cap Carryforward Amount will be distributed from certain amounts received by the Trustee from the Swap Agreement and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period to the extent of funds available. The ratings on the Certificates do not address the likelihood of the distribution of any Net WAC Cap Carryforward Amount. The Certificate Insurance Policy does not cover any Net WAC Carryforward Amount.

Interest Remittance Amount:	With respect to any Distribution Date, the portion of clause (x)(i) and (x)(ii) of Available Funds with respect to the Mortgage Loans attributable to interest.
Interest Distribution Priority:	On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

(i)      to the Supplement Interest Trust, an amount equal to the sum of any Net Swap Payment and Swap Termination Payment due to the Swap
         Provider (other than certain Swap Termination Payments resulting from a Swap Provider termination event);

(ii) to the Certificate Insurer, the premium for such Distribution Date;
(iii) to the holders of the Class A Certificates, the Accrued Certificate Interest for such class; and
(iv) to the Certificate Insurer, any amounts owed to it under the insurance agreement.

Distribution of Principal
Principal Distribution Amount:	With respect to any Distribution Date, the portion of clause (x)(i) and (x)(ii) of Available Funds with respect to the Mortgage Loans attributable to principal.
Principal Distribution Priority:
On each Distribution Date, principal collections (including principal payments received under the pool policy) and advances up to an amount equal to the Principal Distribution Amount will be distributed in the following order of priority:

(i) to the holders of the Class A Certificates, until the Class Certificate Balance thereof has been reduced to zero; and
(ii) to the Certificate Insurer, any remaining amounts owed to it under the insurance agreement.
Realized Losses:
The excess of the stated principal balance of a defaulted Mortgage Loan over the net liquidation proceeds (that are allocated to the principal balance of such Mortgage Loan). To the extent the Servicer receives subsequent recoveries with respect to any Mortgage Loan, the amount of any Realized Loss with respect to that Mortgage Loan will be reduced by such subsequent recoveries. Realized Losses refer to the aggregate amount of losses on the Mortgage Loans.

Allocation of Realized Losses:
Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by Net Monthly Excess Cashflow and the OC, until cumulative Realized Losses begin to be absorbed by the Certificate Insurer to the extent not covered by the Pool Policy. The Certificate Insurer will pay the Class A Certificates the amount by which the Class Certificate Balance of the Class A Certificates exceeds the aggregate principal balances of the Mortgage Loans.

Distribution of Net Monthly Excess Cashflow
Net Monthly Excess Cashflow Distributions:	With respect to any Distribution Date, any Net Monthly Excess Cashflow will be distributed in the following order:
(i) to the holders of the Class A Certificates, until the Class Certificate Balance thereof has been reduced to zero;
(ii) to the Certificates any Net WAC Cap Carryforward Amount;
(iii) to pay any Swap Termination Payment caused by a Swap Provider trigger event owed to the Swap Provider pursuant to the Swap Agreement and not previously paid; and
(iv) to the Class C Certificates, as provided in the Pooling and Servicing Agreement.

Swap Agreement
Period	Accrual Start Date	Accrual End Date	Notional Schedule ($)	Period	Accrual Start Date	Accrual End Date	Notional Schedule ($)
1	9/18/2006	10/25/2006	585,242,580	43	3/25/2010	4/25/2010	140,677,082
2	10/25/2006	11/25/2006	580,816,211	44	4/25/2010	5/25/2010	135,639,146
3	11/25/2006	12/25/2006	575,436,130	45	5/25/2010	6/25/2010	130,780,919
4	12/25/2006	1/25/2007	569,289,756	46	6/25/2010	7/25/2010	126,096,007
5	1/25/2007	2/25/2007	562,388,738	47	7/25/2010	8/25/2010	121,578,247
6	2/25/2007	3/25/2007	554,747,865	48	8/25/2010	9/25/2010	117,221,691
7	3/25/2007	4/25/2007	546,385,052	49	9/25/2010	10/25/2010	113,020,606
8	4/25/2007	5/25/2007	537,321,312	50	10/25/2010	11/25/2010	108,969,459
9	5/25/2007	6/25/2007	527,580,699	51	11/25/2010	12/25/2010	105,062,916
10	6/25/2007	7/25/2007	517,190,236	52	12/25/2010	1/25/2011	101,295,830
11	7/25/2007	8/25/2007	506,179,821	53	1/25/2011	2/25/2011	97,663,240
12	8/25/2007	9/25/2007	494,582,106	54	2/25/2011	3/25/2011	94,160,358
13	9/25/2007	10/25/2007	482,432,361	55	3/25/2011	4/25/2011	90,782,567
14	10/25/2007	11/25/2007	469,768,318	56	4/25/2011	5/25/2011	87,525,415
15	11/25/2007	12/25/2007	456,629,989	57	5/25/2011	6/25/2011	84,384,606
16	12/25/2007	1/25/2008	443,059,468	58	6/25/2011	7/25/2011	81,355,999
17	1/25/2008	2/25/2008	429,114,752	59	7/25/2011	8/25/2011	78,435,599
18	2/25/2008	3/25/2008	414,847,169	60	8/25/2011	9/25/2011	75,619,553
19	3/25/2008	4/25/2008	401,050,096	61	9/25/2011	10/25/2011	72,904,143
20	4/25/2008	5/25/2008	387,710,212	62	10/25/2011	11/25/2011	70,285,786
21	5/25/2008	6/25/2008	374,812,439	63	11/25/2011	12/25/2011	67,761,025
22	6/25/2008	7/25/2008	362,140,747	64	12/25/2011	1/25/2012	65,326,526
23	7/25/2008	8/25/2008	349,804,518	65	1/25/2012	2/25/2012	62,979,073
24	8/25/2008	9/25/2008	327,162,962	66	2/25/2012	3/25/2012	60,715,565
25	9/25/2008	10/25/2008	305,956,000	67	3/25/2012	4/25/2012	58,533,011
26	10/25/2008	11/25/2008	286,121,969	68	4/25/2012	5/25/2012	56,428,525
27	11/25/2008	12/25/2008	267,572,493	69	5/25/2012	6/25/2012	54,399,325
28	12/25/2008	1/25/2009	250,348,825	70	6/25/2012	7/25/2012	52,442,729
29	1/25/2009	2/25/2009	234,295,700	71	7/25/2012	8/25/2012	50,556,147
30	2/25/2009	3/25/2009	225,900,585	72	8/25/2012	9/25/2012	48,737,084
31	3/25/2009	4/25/2009	217,824,695	73	9/25/2012	10/25/2012	46,983,132
32	4/25/2009	5/25/2009	210,036,794	74	10/25/2012	11/25/2012	45,291,970
33	5/25/2009	6/25/2009	202,526,358	75	11/25/2012	12/25/2012	43,661,359
34	6/25/2009	7/25/2009	195,283,527	76	12/25/2012	1/25/2013	42,089,139
35	7/25/2009	8/25/2009	188,298,790	77	1/25/2013	2/25/2013	40,573,227
36	8/25/2009	9/25/2009	181,562,975	78	2/25/2013	3/25/2013	39,111,615
37	9/25/2009	10/25/2009	175,067,235	79	3/25/2013	4/25/2013	37,702,365
38	10/25/2009	11/25/2009	168,803,036	80	4/25/2013	5/25/2013	36,343,609
39	11/25/2009	12/25/2009	162,762,147	81	5/25/2013	6/25/2013	35,033,546
40	12/25/2009	1/25/2010	156,936,630	82	6/25/2013	7/25/2013	33,770,437
41	1/25/2010	2/25/2010	151,318,826	83	7/25/2013	8/25/2013	32,552,607
42	2/25/2010	3/25/2010	145,901,351	84	8/25/2013	9/25/2013	31,378,439

Sensitivity Table for the Offered Certificates - To Maturity

The assumptions for the sensitivity table below are as follows:
▪	The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
▪	1-month LIBOR remains static at 5.33%.
▪	10% Clean Up Call is not exercised

		50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
Class A	WAL	3.15	2.40	1.92	1.59	1.34	1.15
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	91	74	62	53	45	39

Sensitivity Table for the Offered Certificates - To Call

The assumptions for the sensitivity table below are as follows:
▪	The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
▪	1-month LIBOR remains static at 5.33%.
▪	10% Clean Up Call is exercised

		50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
Class A	WAL	3.15	2.40	1.92	1.59	1.33	1.14
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	91	74	62	51	40	33

Excess Spread (1)

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) One-month LIBOR increase in accordance with the 1-Month LIBOR Forward Curve as of September 8, 2006, (ii) daycount convention of 30/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any distribution date will conform to the corresponding rate set forth for that Distribution Date in the following table.

Period	Distribution Date	Excess Spread (%)	Period	Distribution Date	Excess Spread (%)
1	10/25/2006	3.00	34	7/25/2009	5.68
2	11/25/2006	4.33	35	8/25/2009	5.80
3	12/25/2006	4.36	36	9/25/2009	5.88
4	1/25/2007	4.38	37	10/25/2009	5.93
5	2/25/2007	4.40	38	11/25/2009	6.07
6	3/25/2007	4.43	39	12/25/2009	6.12
7	4/25/2007	4.45	40	1/25/2010	6.27
8	5/25/2007	4.47	41	2/25/2010	6.38
9	6/25/2007	4.50	42	3/25/2010	6.31
10	7/25/2007	4.53	43	4/25/2010	6.61
11	8/25/2007	4.56	44	5/25/2010	6.67
12	9/25/2007	4.59	45	6/25/2010	6.86
13	10/25/2007	4.62	46	7/25/2010	6.92
14	11/25/2007	4.65	47	8/25/2010	7.14
15	12/25/2007	4.68	48	9/25/2010	7.28
16	1/25/2008	4.72	49	10/25/2010	7.35
17	2/25/2008	4.76	50	11/25/2010	7.59
18	3/25/2008	4.78	51	12/25/2010	7.66
19	4/25/2008	4.84	52	1/25/2011	7.93
20	5/25/2008	4.88	53	2/25/2011	8.11
21	6/25/2008	4.93	54	3/25/2011	7.94
22	7/25/2008	4.96	55	4/25/2011	8.49
23	8/25/2008	5.03	56	5/25/2011	8.56
24	9/25/2008	5.08	57	6/25/2011	8.90
25	10/25/2008	5.11	58	7/25/2011	8.98
26	11/25/2008	5.18	59	8/25/2011	9.34
27	12/25/2008	5.22	60	9/25/2011	9.58
28	1/25/2009	5.30	61	10/25/2011	9.67
29	2/25/2009	5.36	62	11/25/2011	10.09
30	3/25/2009	5.34
31	4/25/2009	5.49
32	5/25/2009	5.53
33	6/25/2009	5.64

(1)	Includes collateral interest without prepayment penalties, less servicing and trustee fee, plus or minus net swap cashflow, less Class A certificate insurance premium, less bond interest.
Net WAC Cap

The following assumptions (i) one-month LIBOR remains static, (ii) daycount convention of actual/360 is applied for Class A, (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption, and (iv) cashflow to optional redemption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

Period	Distribution Date	Net WAC Cap (1) (%)	Effective Net WAC Cap (2) (%)	Period	Distribution Date	Net WAC Cap (1) (%)	Effective Net WAC Cap (2) (%)
1	10/25/2006	7.96	22.63	34	7/25/2009	9.91	24.53
2	11/25/2006	9.68	24.38	35	8/25/2009	9.74	24.38
3	12/25/2006	9.85	24.52	36	9/25/2009	9.74	24.38
4	1/25/2007	9.68	24.38	37	10/25/2009	9.92	24.53
5	2/25/2007	9.68	24.38	38	11/25/2009	9.75	24.38
6	3/25/2007	10.18	24.85	39	12/25/2009	9.93	24.53
7	4/25/2007	9.68	24.38	40	1/25/2010	9.76	24.38
8	5/25/2007	9.86	24.52	41	2/25/2010	9.76	24.38
9	6/25/2007	9.69	24.38	42	3/25/2010	10.27	24.85
10	7/25/2007	9.86	24.52	43	4/25/2010	9.77	24.38
11	8/25/2007	9.69	24.38	44	5/25/2010	9.95	24.53
12	9/25/2007	9.69	24.38	45	6/25/2010	9.78	24.38
13	10/25/2007	9.87	24.52	46	7/25/2010	9.96	24.53
14	11/25/2007	9.69	24.38	47	8/25/2010	9.79	24.38
15	12/25/2007	9.87	24.52	48	9/25/2010	9.80	24.38
16	1/25/2008	9.70	24.38	49	10/25/2010	9.98	24.53
17	2/25/2008	9.70	24.38	50	11/25/2010	9.81	24.38
18	3/25/2008	10.03	24.68	51	12/25/2010	9.99	24.53
19	4/25/2008	9.70	24.38	52	1/25/2011	9.82	24.38
20	5/25/2008	9.88	24.52	53	2/25/2011	9.83	24.38
21	6/25/2008	9.70	24.38	54	3/25/2011	10.35	24.85
22	7/25/2008	9.88	24.53	55	4/25/2011	9.84	24.38
23	8/25/2008	9.71	24.38	56	5/25/2011	10.03	24.53
24	9/25/2008	9.71	24.38	57	6/25/2011	9.86	24.38
25	10/25/2008	9.89	24.53	58	7/25/2011	10.04	24.53
26	11/25/2008	9.72	24.38	59	8/25/2011	9.87	24.38
27	12/25/2008	9.89	24.53	60	9/25/2011	9.88	24.38
28	1/25/2009	9.72	24.38	61	10/25/2011	10.07	24.53
29	2/25/2009	9.72	24.38	62	11/25/2011	9.90	24.38
30	3/25/2009	10.23	24.85
31	4/25/2009	9.73	24.38
32	5/25/2009	9.91	24.53
33	6/25/2009	9.73	24.38

(1)	Assumes 1-month LIBOR remains constant at 5.33%, and the cashflows are run to the Optional Termination Date at the Pricing Speed.
(2)	Assumes 1-month LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Termination Date at the Pricing Speed. Includes any swap payments received.

Selected Mortgage Loan Data(1)
The Mortgage Loans - All Collateral

Scheduled Principal Balance:	$585,242,580
Number of Mortgage Loans:	9,470
Average Scheduled Principal Balance:	$61,800
Weighted Average Gross Coupon:	10.733%
Weighted Average Net Coupon: (2)	10.227%
Weighted Average Current FICO Score:	679
Weighted Average Original LTV Ratio:	18.69%
Weighted Average Combined Original LTV Ratio:	96.86%
Weighted Average Stated Remaining Term (months):	187
Weighted Average Seasoning(months):	2
Interest Only Loans:	3.97%

(1)	All percentages calculated herein are percentages of scheduled principal balance as of the Cut-off Date unless otherwise noted.
(2)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

Distribution by Current Principal Balance

Current Principal Balance ($)	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Less than or Equal to 10,000.00	29	$288,258	0.05%	10.973%	697	$9,940	9.10%	88.35%	20.77%	100.00%
10,000.01 - 25,000.00	930	18,472,873	3.16	11.632	674	19,863	14.36	93.44	23.90	95.56
25,000.01 - 40,000.00	1,955	64,166,024	10.96	11.304	676	32,822	16.62	95.78	21.60	97.66
40,000.01 - 55,000.00	1,757	83,687,510	14.30	11.252	673	47,631	17.54	96.58	20.27	98.54
55,000.01 - 70,000.00	1,367	85,458,219	14.60	11.207	672	62,515	18.25	97.14	14.89	98.48
70,000.01 - 85,000.00	1,283	100,253,339	17.13	10.747	677	78,140	19.11	98.19	10.40	99.08
85,000.01 - 100,000.00	968	89,466,546	15.29	10.405	681	92,424	19.57	97.92	9.18	99.38
100,000.01 - 115,000.00	610	65,568,378	11.20	10.262	683	107,489	19.70	98.53	10.88	99.83
115,000.01 - 130,000.00	354	42,909,706	7.33	10.244	684	121,214	19.96	97.84	13.67	99.73
130,000.01 - 145,000.00	77	10,491,328	1.79	9.596	696	136,251	20.13	97.79	41.50	100.00
145,000.01 - 160,000.00	64	9,714,197	1.66	9.240	708	151,784	21.21	89.90	29.94	100.00
160,000.01 - 175,000.00	32	5,362,285	0.92	8.654	724	167,571	22.92	90.48	40.60	93.78
175,000.01 - 190,000.00	13	2,370,179	0.40	9.079	716	182,321	23.87	91.07	30.78	100.00
190,000.01 - 205,000.00	15	2,992,994	0.51	8.740	721	199,533	25.12	81.69	13.33	100.00
205,000.01 - 220,000.00	4	867,650	0.15	8.994	725	216,913	17.98	95.05	50.46	100.00
220,000.01 - 235,000.00	1	222,881	0.04	7.125	704	222,881	12.36	60.81	0.00	100.00
235,000.01 - 250,000.00	6	1,498,286	0.26	8.022	714	249,714	24.08	66.68	33.36	100.00
250,000.01 >=	5	1,451,926	0.25	8.369	721	290,385	22.55	69.88	20.52	100.00
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

Distribution by Current Rate

Current Rate (%)	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
5.500 - 5.999	4	$315,976	0.05%	5.628%	750	$78,994	17.82%	97.63%	81.09%	100.00%
6.000 - 6.499	2	383,382	0.07	6.222	744	191,691	19.34	64.74	100.00	100.00
6.500 - 6.999	19	1,915,623	0.33	6.765	726	100,822	25.73	79.38	73.06	100.00
7.000 - 7.499	48	5,254,561	0.90	7.206	736	109,470	20.76	69.57	57.95	100.00
7.500 - 7.999	121	10,515,857	1.80	7.705	732	86,908	20.20	82.91	46.11	100.00
8.000 - 8.499	280	20,231,434	3.46	8.215	730	72,255	18.60	94.44	46.08	99.67
8.500 - 8.999	869	65,010,221	11.11	8.713	709	74,810	18.98	97.69	12.01	99.76
9.000 - 9.499	710	46,429,295	7.93	9.188	711	65,393	17.14	95.82	17.08	100.00
9.500 - 9.999	1,000	70,458,112	12.04	9.713	696	70,458	18.55	97.72	9.93	99.55
10.000 - 10.499	820	52,898,687	9.04	10.161	690	64,511	18.15	97.19	18.41	99.02
10.500 - 10.999	785	48,854,776	8.35	10.707	673	62,235	18.73	97.27	17.53	99.58
11.000 - 11.499	1,221	75,081,487	12.83	11.150	667	61,492	19.25	98.73	5.57	99.57
11.500 - 11.999	813	49,359,910	8.43	11.748	656	60,713	18.18	96.69	12.65	98.95
12.000 - 12.499	458	23,126,707	3.95	12.188	656	50,495	18.05	96.18	35.68	94.93
12.500 - 12.999	618	32,202,373	5.50	12.743	648	52,107	19.16	98.14	13.97	97.58
13.000 - 13.499	672	35,326,888	6.04	13.142	643	52,570	19.30	98.60	14.98	97.68
13.500 - 13.999	524	24,100,824	4.12	13.752	637	45,994	18.87	98.16	8.20	95.45
14.000 - 14.499	433	21,283,463	3.64	14.078	632	49,153	19.03	98.31	3.27	96.99
14.500 - 14.999	58	2,042,100	0.35	14.642	631	35,209	18.12	97.01	0.59	100.00
15.000 - 15.499	12	308,226	0.05	15.000	633	25,686	16.15	95.43	9.07	60.34
16.000 - 16.499	3	142,680	0.02	16.250	659	47,560	19.91	100.00	0.00	0.00
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

Distribution by Credit Score

Credit Score	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
780 & Above	174	$10,112,572	1.73%	8.831%	792	$58,118	16.53%	90.70%	31.13%	94.76%
760 - 779	263	14,580,180	2.49	8.922	769	55,438	16.83	92.72	29.65	96.82
740 - 759	390	22,765,054	3.89	8.965	749	58,372	17.58	92.70	25.13	96.84
720 - 739	441	26,923,927	4.60	9.092	730	61,052	18.01	94.50	23.37	96.71
700 - 719	1,063	83,302,195	14.23	9.021	709	78,365	18.85	96.63	11.46	98.29
680 - 699	1,259	94,513,108	16.15	9.882	689	75,070	18.77	96.74	11.41	98.53
660 - 679	2,509	148,446,409	25.36	10.939	669	59,166	18.66	97.74	13.82	99.57
640 - 659	1,787	99,334,971	16.97	12.179	649	55,588	19.09	97.74	17.01	99.46
620 - 639	1,523	80,992,548	13.84	12.944	629	53,180	19.04	97.87	16.35	99.65
619 & Less	61	4,271,617	0.73	10.730	584	70,027	19.87	99.75	23.77	100.00
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

Distribution by Lien

Lien	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Second	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

Distribution by Combined Original LTV

Combined Original LTV (%)	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
0.01 - 60.00	66	$5,563,415	0.95%	8.233%	717	$84,294	17.49%	49.90%	38.78%	96.51%
60.01 - 70.00	51	4,528,796	0.77	8.649	702	88,800	19.96	65.71	33.22	98.13
70.01 - 80.00	165	12,874,270	2.20	9.485	691	78,026	19.09	77.11	25.01	100.00
80.01 - 85.00	208	7,471,061	1.28	10.543	690	35,919	12.79	83.65	15.85	100.00
85.01 - 90.00	1,461	66,050,348	11.29	10.444	696	45,209	11.88	89.51	10.78	99.11
90.01 - 95.00	757	45,887,868	7.84	10.593	688	60,618	16.58	94.43	33.71	98.01
95.01 - 100.00	6,762	442,866,823	75.67	10.883	674	65,493	20.01	99.91	13.73	98.85
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

Distribution by Original LTV

Original LTV (%)	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
10.00 & Below	1,517	$57,164,015	9.77%	10.404%	697	$37,682	9.37%	87.68%	11.04%	99.41%
10.01 - 15.00	792	47,712,108	8.15	10.483	690	60,243	14.13	90.90	28.00	98.01
15.01 - 20.00	6,858	451,218,535	77.10	10.864	675	65,794	19.85	99.28	14.08	99.04
20.01 - 25.00	187	16,003,723	2.73	10.081	689	85,581	22.01	90.49	24.65	93.95
25.01 - 30.00	67	7,009,409	1.20	9.348	696	104,618	27.11	82.49	33.12	95.86
30.01 & Above	49	6,134,790	1.05	9.426	697	125,200	37.00	83.61	32.40	100.00
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

Distribution by Documentation

Documentation	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Stated Doc	7,525	$474,261,290	81.04%	10.828%	677	$63,025	18.68%	97.21%	0.00%	99.33%
Full Doc	1,636	91,472,654	15.63	10.201	683	55,912	18.90	95.41	100.00	98.91
No Ratio	225	15,999,561	2.73	11.206	705	71,109	18.18	96.19	0.00	84.40
Fast Forward	48	1,902,659	0.33	8.646	753	39,639	12.79	89.48	0.00	100.00
No Income No Asset	21	875,467	0.15	11.906	711	41,689	15.32	94.02	0.00	78.20
Stated Income Stated Assets	5	304,274	0.05	8.430	729	60,855	32.31	84.08	0.00	100.00
Reduced/ Limited	3	214,600	0.04	8.388	742	71,533	16.98	93.34	0.00	100.00
No Doc	7	212,074	0.04	12.171	717	30,296	21.09	99.05	0.00	100.00
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

Distribution by Purpose

Purpose	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Purchase	6,758	$432,667,430	73.93%	10.812%	678	$64,023	19.25%	99.06%	13.63%	98.52%
Cash Out Refi	2,390	136,694,806	23.36	10.529	681	57,194	17.51	90.61	22.45	99.77
Rate & Term Refi	322	15,880,344	2.71	10.337	694	49,318	13.40	90.83	11.31	99.02
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

Distribution by Occupancy

Occupancy	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Owner Occupied	9,312	$578,361,635	98.82%	10.714%	679	$62,109	18.67%	96.87%	15.64%	100.00%
Investor Occupied	143	6,057,973	1.04	12.577	711	42,363	20.29	97.11	14.24	0.00
Second Home	15	822,972	0.14	10.715	709	54,865	15.54	88.36	15.87	0.00
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

Distribution by Property Type

Property Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Single Family	5,313	$326,934,912	55.86%	10.821%	676	$61,535	18.57%	96.54%	14.70%	98.98%
PUD	1,706	111,864,813	19.11	10.891	677	65,571	18.57	96.82	17.09	98.43
Condo Unit	1,509	80,244,888	13.71	10.181	694	53,178	19.24	98.05	20.20	99.74
2 Unit Family	544	43,875,125	7.50	10.677	680	80,653	18.92	97.69	8.98	98.11
High Rise Condo	193	10,899,312	1.86	10.518	691	56,473	18.87	97.42	22.36	99.22
Town House	181	9,640,047	1.65	11.020	673	53,260	18.42	96.46	16.62	99.82
3 Unit Family	13	938,754	0.16	10.342	718	72,212	14.77	79.73	6.17	59.43
4 Unit Family	11	844,729	0.14	11.127	702	76,794	17.12	86.43	4.83	66.55
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

Distribution by State

State	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
California	2,530	$204,066,940	34.87%	10.009%	689	$80,659	18.27%	95.89%	12.31%	99.56%
Florida	1,149	58,129,537	9.93	11.387	673	50,591	18.96	96.95	18.87	97.80
New York	697	57,975,649	9.91	10.645	676	83,179	19.22	97.70	12.82	99.89
Illinois	694	34,784,139	5.94	11.134	673	50,121	19.18	98.79	15.80	98.51
Virginia	503	34,669,928	5.92	11.082	674	68,926	18.66	97.88	12.83	98.30
New Jersey	501	33,346,633	5.70	11.068	672	66,560	18.61	97.52	13.16	99.33
Maryland	440	28,717,156	4.91	11.167	671	65,266	18.76	97.85	15.33	99.43
Nevada	286	16,564,829	2.83	11.128	674	57,919	17.82	96.51	9.96	98.67
Georgia	281	11,652,950	1.99	11.477	667	41,470	19.43	97.63	29.38	96.47
Washington	192	10,669,783	1.82	10.623	683	55,572	18.44	96.74	29.05	98.81
Other	2,197	94,665,037	16.18	11.274	673	43,088	19.01	96.77	22.22	97.47
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

Distribution by Zip

Zip	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
11717	28	$2,190,850	0.37%	11.034%	668	$78,245	20.46%	96.59%	14.29%	100.00%
89178	28	2,002,866	0.34	11.147	676	71,531	19.31	99.31	9.55	100.00
22193	26	1,960,586	0.34	11.498	666	75,407	19.59	99.59	8.20	93.18
22191	24	1,926,282	0.33	11.009	682	80,262	18.80	98.77	0.00	100.00
11706	22	1,712,086	0.29	11.283	670	77,822	20.00	100.00	16.65	100.00
92223	18	1,619,315	0.28	10.865	661	89,962	19.69	99.60	5.51	100.00
92571	23	1,595,257	0.27	10.523	661	69,359	18.98	98.96	2.70	96.46
92336	18	1,521,478	0.26	9.882	686	84,527	17.00	96.12	0.00	100.00
92592	19	1,456,421	0.25	9.781	697	76,654	17.45	97.05	17.00	100.00
20110	21	1,418,451	0.24	11.777	666	67,545	18.77	98.77	0.00	100.00
Other	9,243	567,838,988	97.03	10.728	679	61,434	18.67	96.81	15.87	98.82
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
1 - 180	8,925	$554,148,664	94.69%	10.757%	677	$62,089	18.67%	96.86%	15.71%	99.71%
181 - 240	29	841,616	0.14	10.775	678	29,021	12.97	91.83	25.60	100.00
241 - 360	516	30,252,300	5.17	10.299	721	58,628	19.16	97.06	13.88	82.56
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

Distribution by Amortization Type

Amortization Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
15 Yr Balloon	8,804	$548,463,199	93.72%	10.765%	677	$62,297	18.68%	96.97%	15.47%	99.71%
30 Yr Fixed - 120 Month IO	362	23,206,094	3.97	9.771	725	64,105	18.61	96.66	15.25	99.50
30 Yr Fixed	183	7,887,822	1.35	11.902	703	43,103	20.11	97.69	11.09	34.60
15 Yr Fixed	121	5,685,465	0.97	9.941	688	46,987	17.02	86.09	38.68	100.00
Total:	9,470	$585,242,580	100.00%	10.733%	679	$61,800	18.69%	96.86%	15.63%	98.82%

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Investment Bank

ABS Banking

Paul Scialabba	(212) 713-9832
Patrick Fitzsimonds	(212) 713-6271
Michael Zentz	(212) 713-6099
Sharmeen Khan	(212) 713-6252

Structuring/Collateral
Michael Leung	(212) 713-8661
Verdi Contente	(212) 713-2713
Henry Zhang	(212) 713-8589
John McBride	(212) 713-2423

Trading/Syndicate
Jack McCleary	(212) 713-4330
Rick Onkey	(212) 713-4002
Joe Ruttle	(212) 713-2252
Michael Boyle	(212) 713-4129

Rating Agencies

Moody’s
Gaurav Singhania	(212) 553-3854
Standard & Poor’s
Sai Uppuluri	(212) 438-3018